UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-1 REGISTRATION STATEMENT NO. 333-185523

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Voz Mobile Cloud, LTD
(Exact name of issuer as specified in its charter)

Washington	4813	33-1102968
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

190 Middle Road #19-05
Fortune Centre Singapore 688979
Telephone: 65 67958729
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Incorp Services Inc
4816 Aurora Ave N
Seattle Washington 98103
 (Name, address and telephone number of registrant’s agent for service)

All Communications to:
Brenda Hamilton, Attorney
Hamilton & Associates Law Group, P.A.
101 Plaza Real South, Suite 202
Boca Raton Florida 33432
Telephone 561-416-8956
http://www.securitieslawyer101.com

Approximate date of commencement of proposed sale to public: This post- effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment on Form S-1 relates to the Form S-1 Registration Statement of Voz Mobile Cloud LTD (the "Company"), filed on December 17, 2012, and amended on March 25, 2013, and April 2, 2013, which was declared effective by the Securities and Exchange Commission on April 8, 2013, pursuant to which the Company registered an aggregate of 10,000,000 shares of its common stock, par value $0.01 per share, to be sold by the Company at $0.20 per share.

Because the Company sold no shares pursuant to the above Offering and is no longer offering securities under that Registration Statement, it is filing this Post-Effective Amendment on Form S-1 to terminate the Registration Statement and to deregister, as of the date hereof, all of the securities that were unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Singapore, Republic of Singapore, on the 15th day of July 2013.

Voz Mobile Cloud LTD

By	/s/ Lawrence Seng Huat Lee
	Lawrence Seng Huat Lee	July 15, 2013
President, Chief Executive Officer and Director
(Principal Executive Officer)
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement his been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Lawrence Seng Huat Lee
	Lawrence Seng Huat Lee	July 15, 2013
President, Chief Executive Officer and Director
(Principal Executive Officer)
(Principal Financial Officer)
(Principal Accounting Officer)

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